UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2021

AvidXchange Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40898	86-3391192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1210 AvidXchange Lane

Charlotte, NC 28206

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 560-9305

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	AVDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As anticipated and discussed in AvidXchange Holdings, Inc.’s (the “Company”) Registration Statement on Form S-1 (File No. 333-259632), as amended (the “Registration Statement”), with respect to the Company’s initial public offering, James Anderson, Brad Feld, and Robert (Bo) Stanley resigned from the Company’s Board of Directors (the “Board”) on October 12, 2021, and Lance Drummond, J. Michael McGuire and Teresa Mackintosh were appointed to the Board effective October 15, 2021. Messrs. Anderson, Feld and Stanley’s resignations were not the result of any disagreement with the Company. Messrs. Drummond and McGuire and Ms. Mackintosh are independent directors as defined under the applicable rules of the Securities and Exchange Commission (the “SEC”) and the listing standards of The Nasdaq Stock Market LLC. Effective October 15, 2021, Mr. Drummond was appointed to the Human Capital and Compensation Committee and Risk Management Committee and Mr. McGuire and Ms. Mackintosh were appointed to the Audit Committee, Human Capital and Compensation Committee and Nominating and Corporate Governance Committee.

On October 11, 2021, in connection with their appointments to the Board, each of Messrs. Drummond and McGuire and Ms. Mackintosh entered into an indemnity agreement with the Company in the form previously filed with the SEC as Exhibit 10.2 to the Registration Statement. The foregoing description of the form of indemnity agreement does not purport to be complete and is qualified in its entirety by reference to the form of indemnity agreement, a copy of which is attached as Exhibit 10.2 to the Registration Statement and is incorporated herein by reference.

Effective upon the consummation of the Company’s initial public offering, the Company’s non-employee directors, including Messrs. Drummond and McGuire and Ms. Mackintosh, will receive an annual cash retainer for service on the Board and an additional annual cash retainer for service on each committee on which the director is a member, which will be paid quarterly in arrears. Additionally, on the date of each annual meeting of the Company’s stockholders, each continuing non-employee director will automatically receive a restricted stock unit award for common stock having a value of $175,000 based on the fair market value of the underlying common stock on the date of grant under the Company’s 2021 Long Term Incentive Plan. The foregoing description of the Company’s director compensation policy does not purport to be complete and is qualified in its entirety by reference to the Company’s Registration Statement and is incorporated herein by reference.

Other than the foregoing, none of Messrs. Drummond and McGuire and Ms. Mackintosh are party to any arrangement or understanding with any person pursuant to which they were appointed as directors. Additionally, Mr. Drummond and Ms. Mackintosh are not party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company. As previously disclosed in the section titled “Certain Relationships and Related-Party Transactions” of the Company’s Registration Statement, Mr. McGuire’s wife is a non-controlling member of Sherpa LLC, from which the Company incurred approximately $142,300 in fees related to the provision of staffing and non-advisory financial services for the year ended December 31, 2020.

Additional information regarding, among other things, each of Messrs. Drummond and McGuire’s and Ms. Mackintosh’s background and compensatory arrangements is contained in the Registration Statement and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 15, 2021, the Company filed its restated certificate of incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware and its amended and restated bylaws (the “Bylaws”) became effective immediately following the closing of the Company’s initial public offering of shares of the Company’s common stock. A description of certain provisions of the Certificate of Incorporation and the Bylaws is set forth in the section titled “Description of Capital Stock” in the Registration Statement.

The foregoing description of the Certificate of Incorporation and the Bylaws is qualified in its entirety by reference to (1) the Certificate of Incorporation filed as Exhibit 3.1 hereto and (2) the Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 8.01 Other Events.

On October 15, 2021, the Company completed its initial public offering of 26,400,000 shares of its common stock at a price to the public of $25.00 per share. In connection with the offering, the Company also granted the underwriters a 30-day option to purchase up to an additional 3,960,000 shares of its common stock. The gross proceeds to the Company from the initial public offering were $660.0 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of AvidXchange Holdings, Inc.

3.2	Amended and Restated Bylaws of AvidXchange Holdings, Inc.

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259632), filed on October 1, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDXCHANGE HOLDINGS, INC.
Date: October 15, 2021

	By:	/s/ Michael Praeger
Michael Praeger
President and Chief Executive Officer